EXHIBIT 10.79

Fiscal Year 2009 Annual Incentive Plan Criteria

The Annual Incentive Plan rewards performance based upon consolidated, business unit and individual results. The named executive officers are assigned the following Target Award Percentage of their base salary for fiscal year 2009 Annual Incentive Awards:

Level	Target Award Percentage
CEO	110%
13	95%
12	75%
11	65%

Awards are based upon the consolidated results of the Company and/or the individual’s business unit results. The weighting factors for corporate and business unit performance for named executive officers is as follows:

Level	Corporate / Business Unit Weight
CEO and Level 13	100% / 0%
11-12	80% / 20%

The payout multiple of a participant’s Target Award Percentage, depending upon whether threshold, target, distinguished or super-distinguished performance is achieved is as follows:

Payout Multiple of Target Award Percentage
Threshold	25%
Target	100%
Distinguished	150%
Super-Distinguished	200%

The consolidated results of the Company shall be measured based upon a pro forma return on equity (“ROE”) calculation. ROE shall be calculated as consolidated net income divided by consolidated pro forma equity.

E-13